Exhibit 26(e)(1):   Individual Life Insurance Application (Form No. ICC09 153756)

Life
INDIVIDUAL LIFE INSURANCE APPLICATION
☐ ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis, MN 55401
☐ Security Life of Denver Insurance Company, 1290 Broadway, Denver, CO 80203
A member of the ING family of companies
("the Company”)
PART I - A. PRODUCT INFORMATION
1. Product Requested	2. Product Type:	☐ General Account	☐ Variable Account

If applying for a variable life insurance policy, the proposed owner must receive a current prospectus and complete the Fund Allocation of Premium Payments form. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNTS. AN ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH VALUES, IS AVAILABLE UPON REQUEST.

3. Base Coverage: $	(Not including Term Riders - See Section B for Adjustable Term Insurance Rider.)
4. Death Benefit Option: (If no option is selected, option will default to A.)
☐A or 1 - Level	☐ B or 2 - Increasing or Variable
☐ C or 3 - Face Amount + Premium	☐ D or 4 - Face Amount + Premium + Interest	%
5. Death Benefit Qualification Test: (If no option is selected, option will default to Guideline Premium Test.)
☐ Guideline Premium Test	☐ Cash Value Accumulation Test
6. Is the insurance employer-sponsored?		☐ Yes	☐ No
7. List all applications that are concurrently being submitted to ING for the Insured's family members and/or business partners.
Company Name	Amount $
Company Name	Amount $

If the policy will be owned by a “Funded ERISA Plan”, complete question 8, specify the plan and trust type and provide the other information requested.

8. Is the insurance for a tax-qualified, pension, profit sharing or defined contribution ERISA plan, or a VEBA or welfare benefit arrangement?		☐ Yes	☐ No
Plan Provider Name
☐ Tax-qualified plan (specify profit sharing, defined benefit, or defined contribution)
☐ Section 419/419A(f)(6) welfare benefit or VEBA plan	☐ Other (specify type and name of plan)

PART I - B. RIDER INFORMATION (Check appropriate box and enter amounts. Automatic riders are not listed below. NOT ALL RIDERS ARE AVAILABLE WITH

ALL PRODUCTS OR IN ALL STATES.)

Signed illustration is required for permanent products.
☐ Accidental Death Benefit Rider		$ ☐ Waiver of Cost of Insurance Rider
☐ Additional Insured Rider (Complete Part I - D.)		$ ☐ Waiver of Monthly Deduction Rider
☐ Adjustable Term Insurance Rider			☐ Waiver of Premium (Term only)
(Specify Target Death Benefit)		$ ☐ Waiver of Specified Premium Total Disability Rider
☐ Children’s Insurance Rider			(Specify monthly premium - illustration required) $
(Complete Children's Insurance Rider Application.)			☐ Waiver of Surrender Charge Rider
☐ Guaranteed Death Benefit Rider (An option below must be selected.)			☐ Other
☐ Lifetime ☐ 20-Year ☐ To age 65 or 20 years, if later			☐ Other
☐ Guaranteed Minimum Accumulation Benefit Rider			☐ Other

PART I - C. PROPOSED PRIMARY INSURED INFORMATION
1. First Name		MI	Last Name
2. Birth Date	SSN		Birth State/Country		Gender: ☐ M	☐ F
3. Residence Address (PO Boxes are not permitted.)
City				State	ZIP
4. Daytime Phone (	)		Evening Phone (	)
5. Best Time to Call			E-mail
6. Are you a U.S. Citizen? (If “No”, complete the Foreign Travel and Residence Questionnaire.)					☐ Yes	☐ No
7. Occupation/Duties
8. Employer				Phone (	)
ICC09 153756		Page 1 of 8 - Incomplete without all pages.			Order #153756 05/29/2009

PART I - C. PROPOSED PRIMARY INSURED INFORMATION (CONTINUED)

9. Employer Address

10. Do you currently use or have you ever used tobacco or nicotine products in any form? (e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum,

or nicotine patches)					☐ Yes	☐ No
If “Yes”, indicate Type		Amount & Frequency			Month/Year Last Used
11. Driver’s License Number				12. Driver’s License State
(If you do not have a driver's license, then provide government photo ID #, issuer and expiration date.)
13. Name on Driver’s License (if different than above)
PART I - D. PROPOSED OTHER INSURED INFORMATION
1. First Name		MI	Last Name
2. Birth Date	SSN		Birth State/Country		Gender: ☐ M	☐ F
3. Residence Address (PO Boxes are not permitted.)
City				State	ZIP
4. Daytime Phone (	)		Evening Phone (	)
5. Best Time to Call			E-mail
6. Are you a U.S. Citizen? (If “No”, complete the Foreign Travel and Residence Questionnaire.)					☐Yes	☐ No
7. Occupation/Duties
8. Employer				Phone (	)

9. Employer Address

10. Do you currently use or have you ever used tobacco or nicotine products in any form? (e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum,

or nicotine patches)		☐Yes	☐ No
If “Yes”, indicate Type	Amount & Frequency	Month/Year Last Used
11. Driver’s License Number		12. Driver’s License State
(If you do not have a driver's license, then provide government photo ID #, issuer and expiration date.)
13. Name on Driver’s License (if different than above)

PART I - E. PROPOSED OWNER/TRUST/CORPORATION INFORMATION (If Proposed Owner is a Trust or Corporation, provide first and last pages of the Trust document, including signatures. The Trust must be established prior to the application date.)

1. Full Name of Owner/Trust/Corporation (30 character limit)

2. Owner Relationship to Proposed Primary Insured
3. Owner Birth Date	Owner Phone (	)		Owner SSN/TIN
4. Owner Address (PO Boxes are not permitted.)
City			State	ZIP
5. Corporation Contact Name
6. Address of Trust/Corporation
7. Billing Address
8. Type of Government Issued ID (Driver's License/Passport)			Document Number
Issuing State or Country		Issuance Date		Expiration Date
9. Trust Contact Name		TIN		Trust Date
10. Purpose of the Trust			Type of Trust: ☐ Revocable ☐ Irrevocable
11. State of Incorporation	Trustee/Corporate Officer Name
12. Does the above trustee have sole authority to act on behalf of the Trust?				☐Yes ☐ No

(If “No”, list the names & addresses of all trustees on a separate page, and obtain signatures from all trustees on the application.)
ICC09 153756	Page 2 of 8 - Incomplete without all pages.	Order #153756	05/29/2009

PART I - F. BENEFICIARY INFORMATION

Unless otherwise stated, the beneficiary designation is revocable and beneficiaries of like class shall share rights of survivorship equally. If Trust or Corporation, provide name and date of trust agreement and state of incorporation. Percentages must total 100%, using whole percentages only. If additional space is needed, use Section Q.

1. Is the Beneficiary a Trust?					☐ Yes ☐ No
2. Trust Name		Trust Date		State of Incorporation
Name (First, MI, Last)	Birth Date	Gender	SSN	Relationship	% Beneficiary Type
		☐ Male			☐ Primary
		☐ Female			☐ Contingent
		☐ Male			☐ Primary
		☐ Female			☐ Contingent
		☐ Male			☐ Primary

Proposed Primary Insured		☐ Female			☐ Contingent
		☐ Male			☐ Primary
		☐ Female			☐ Contingent
		☐ Male			☐ Primary
		☐ Female			☐ Contingent
		☐ Male			☐ Primary
		☐ Female			☐ Contingent
		☐ Male			☐ Primary

Proposed Other Insured		☐ Female			☐ Contingent
		☐ Male			☐ Primary
		☐ Female			☐ Contingent

PART I - G. PERSONAL HISTORY (Questions 1-7 must be completed for all Proposed Insureds.)
			Proposed		Proposed Other
1. Are you, or do you intend to become a member of the armed forces, including the Reserves, or on alert?			Insured		Insured
(If “Yes”, complete Military Questionnaire.)			☐ Yes	☐ No	☐ Yes	☐ No
2. Do you intend to travel or reside outside the United States or Canada in the next two years? (If “Yes”, complete
the Foreign Travel and Residence Questionnaire.)			☐ Yes	☐ No	☐ Yes	☐ No
3. Have you in the last five years made or do you anticipate in the next two years making flights in an aircraft OTHER
than as a passenger on a scheduled airline? (If “Yes”, complete the Aviation Questionnaire.)			☐ Yes	☐ No	☐ Yes	☐ No
4. Do you participate in hang-gliding, soaring, sky-diving, ballooning, skin or scuba diving, mountain climbing,
competitive skiing, or rodeos? (If “Yes”, complete the appropriate questionnaire.)			☐ Yes	☐ No	☐ Yes	☐ No
5. Do you race, test or stunt drive automobiles, motorcycles, motor boats, or jet powered vehicles, or do you use or race
snowmobiles, dirt bikes or dune buggies? (If “Yes”, complete Avocations and Professional Sports Questionnaire.)			☐ Yes	☐ No	☐ Yes	☐ No
6. Except for traffic violations, have you been convicted in a criminal proceeding or been the subject of a pending
criminal proceeding?			☐ Yes	☐ No	☐ Yes	☐ No
7. Have you in the last five years had any motor vehicle accidents, alcohol or drug related convictions, or other
moving violations while operating a motor vehicle?			☐ Yes	☐ No	☐ Yes	☐ No
For any “Yes” answer to questions 6-7, please record information in the chart below.
Question	Proposed Insured/Proposed Other Insured	Explanation

ICC09 153756

Page 3 of 8 - Incomplete without all pages.

Order #153756 05/29/2009

PART I - H. PAYMENT INFORMATION
1. Initial Payment: ☐ Check ☐ Cash on Delivery	☐ 1035 Exchange	☐ ING Internal or Affiliated Exchange/Surrender
2. Initial Payment Amount $		Planned/Scheduled/Modal Payment $
3. Frequency of Subsequent Payments: ☐Annually	☐ Semi-Annually	☐ Quarterly ☐ Monthly[1]

☐ Military Allotment[2] (Active or retired military members must complete the Military Allotment form and return it to the military finance department.)

☐ Civil Service Allotment (The Federal Civil Service Application Checklist, Bank Allotment Authority, and Employer 1199 for Direct Deposit forms must be completed.)

[1] Available with electronic funds transfer.
[2] Two monthly premium payments are required before the policy becomes active.
PART I - I. LIST BILL INFORMATION - EMPLOYER-SPONSORED PLANS ONLY	(For a new List Bill Plan, please contact the List Bill
Department at 877-886-5050.)
1. List Bill/File Code # (if plan already exists)
2. Employer Plan Name (if plan already exists)	3. Phone
4. Address
City	State	ZIP

PART I - J. POLICY BACKDATING INFORMATION

You may choose to backdate your policy up to six months (depending on state requirements). Backdating your policy may benefit you if you will become a year older within six months of the date your policy is issued. If you backdate your policy we will calculate the premium for your policy based on your “backdated” age. This could save you money in the future by allowing you to receive a lower premium. You would be required to pay the accumulated premium for the length of time that the policy is backdated. For instance, if you apply for a policy on August 1 and backdate the policy to June 1, you will be responsible for premium from June 1. This amount will be part of your initial premium payment only. Please consult your agent to determine the availability of backdating in your state and whether it is appropriate for your circumstances.

Would you like to backdate your policy? ☐Yes (If “Yes”, review the policy backdating notice below.)

POLICY BACKDATING NOTICE: As a policyholder, you have elected to backdate your policy, which enables you to gain benefits of lower age for the purposes of calculating cost of insurance charges on your policy.

If you choose to pay your premiums by automatic bank draft, your account will be drafted for each month that your policy is backdated unless this amount was already included in the initial premium payment. You are encouraged to obtain overdraft protection from your bank to avoid any unhonored withdrawals and associated fees.

I understand, on backdated policies, that the accrued cost of insurance charges deducted from the initial premium results in the values within the policy being lower than those illustrated. I also understand that if I choose to pay premiums by automatic bank draft, my bank account will be drafted to “catch up” my policy premiums for each month that my policy is backdated.

PART I - K. FINANCIAL DETAILS

1. Will the applicant accept this policy if it is a “Modified Endowment Contract” at issue?

2. Is the policy in accordance with your insurance objectives and your anticipated financial needs? 3. Do you believe you have the financial ability to continue making premium payments on this policy? 4. Have you or your company ever declared bankruptcy? (If “Yes”, provide details including date discharged.)

☐ Yes ☐ Yes ☐ Yes ☐ Yes

☐	No
☐	No
☐	No
☐	No

5. Personal Insurance (For Personal Insurance complete questions 5-7; for Business Insurance complete questions 8-11.)

☐ Estate Liquidity	☐ Family Protection ☐ Tax Planning	☐ Retirement Planning	☐ Cash Accumulation
☐ Other
6.	Annual Earned Income		Annual Interest and Other Income
Proposed Primary Insured
Proposed Other Insured
7. Total Assets $	Total Liabilities $	Total Net Worth $
ICC09 153756	Page of 8 - Incomplete without all pages.		Order #153756 05/29/2009

PART I - K. FINANCIAL DETAILS (CONTINUED)
8. Business Insurance: ☐ Buy/Sell	☐ Key Person	☐ Other
9. Total Business Assets $	Total Business Liabilities $		Total Business Net Worth $
10. Business Net Profit After Taxes for Past Two Years:		Last Year $		Previous Year $
			Amount of Business	Percentage of	Active in
11. Owner Name		Title	Coverage in force	Ownership	Business?
			$ %		☐ Yes	☐ No
			$ %		☐ Yes	☐ No

PART I - L. IN FORCE/REPLACEMENT INFORMATION (Questions 1-3 must be completed for each Proposed Insured/Other Insured/Owner.)

		Proposed		Proposed Other		Proposed
		Insured		Insured		Owner
1. Do you currently have life insurance inforce or applied for? (If “Yes”, provide details below.		Yes	No	Yes	No	Yes	No
Complete state required replacement form for Model Replacement Regulation States ONLY.)		☐	☐	☐	☐	☐	☐
Insurance Company
Insured Name	(Do not include group policies.)	Policy Number		Amount		Date Issued

	Proposed		Proposed Other		Proposed
	Insured		Insured		Owner
	Yes	No	Yes	No	Yes	No
2. Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? (If “Yes”, complete state required replacement form and
provide details below.)	☐	☐	☐	☐	☐	☐
3. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? (If “Yes”, complete
state required replacement form and provide details below.)	☐	☐	☐	☐	☐	☐
4. For any “Yes” answer to questions 2-3, provide details regarding the policies being replaced in the chart below.
Insured Name	Insurance Company	Policy Number			Amount

5. Is this insurance intended to be a tax free or 1035 Exchange? (1035 not available on term insurance)				☐ Yes	☐ No
6. If “Yes”, will a policy loan be carried over?				☐ Yes	☐ No

PART I - M. MEDICAL TRANSFER STATEMENT	(Complete when submitting medical examinations of another insurance company.)

1. Insurance Company Name	2. Examination Date
		Proposed		Proposed Other
		Insured		Insured
		Yes	No	Yes	No
3. To the best of your knowledge and belief, are the statements in the examination true and complete today?		☐	☐	☐	☐
4. Have you consulted a medical doctor or other practitioner since the examination indicated in question 1 above?
(If “Yes”, complete Part II - Medical Declarations.)		☐	☐	☐	☐
ICC09 153756	Page 5 of 8 - Incomplete without all pages.		Order #153756 05/29/2009

PART I - N. SUITABILITY/NEEDS ANALYSIS - VARIABLE PRODUCTS ONLY (Completed by the Proposed Owner. Failing to provide this information will result in a delay in the issuing of new business.)

1. Have you received a current prospectus including supplements for the variable life insurance policy?	☐ Yes	☐ No
Provide date of policy prospectus/supplement
2. Do you understand that:

a.	The amount or duration of the policy death benefit may vary under specified conditions; Policy values may increase or decrease with the investment experience of the variable investment options; Policy values may also increase with the interest credited in the Guaranteed Interest Division and/or the Indexed Credit Strategy, if applicable; The amount payable is not guaranteed, but is dependent on the account value and amounts

	owed under the policy?	☐ Yes	☐ No
b.	The fluctuation in values under the policy means that scheduled premium payments may not be sufficient to keep the policy in
	force in the event of market declines?	☐ Yes	☐ No
c.	Personalized illustrations are based on hypothetical rates of return which may not be indicative of future investment experience
	of the variable investment options or of actual interest credited in the general account option(s)?.	☐ Yes	☐ No

PART I - O. TELEPHONE PRIVILEGES - INDEXED AND VARIABLE PRODUCTS ONLY

I understand that I may indicate below whether to allow telephone privileges to be provided to me and/or my agent/registered representative and his/her assistant. Telephone privileges allow an authorized person to call the Company to make certain elections and request certain transactions. The Company may use procedures to ensure instructions received by telephone are genuine, such as requiring forms of personal identification and tape recording phone calls. By accepting telephone privileges, I authorize the Company to record my telephone calls to the Company. The Company and its distributor will not be liable for any loss, damage, costs or expenses incurred in acting on telephone instructions reasonably believed to be genuine.

I understand that if I do not want to authorize telephone privileges, I should not check either of the two boxes below. I also understand that once granted, such privileges will be revoked by upon receipt by the Company of signed, written instructions to terminate telephone privileges. ☐ I want telephone privileges. ☐ I want telephone privileges granted to my agent/registered representative and his/her assistant.

PART I - P. REPLACEMENT VERIFICATION (For Agent use ONLY)
1. To the best of your knowledge and belief, will any existing life or annuity coverage be replaced, lapsed, surrendered, or borrowed
against? (If “Yes”, submit state required replacement forms.)			☐ Yes	☐ No
a. Is the applicant considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer or otherwise
terminating their existing policy or contract? (If “Yes”, complete state required replacement form and provide details below.)			☐ Yes	☐ No
b. Is the applicant considering using funds from their existing policies or contracts to pay premiums due on the new policy or contract?
(If “Yes”, complete state required replacement form.)			☐ Yes	☐ No
Company	Policy Number	Amount $

PART I - Q. NOTES

Use this space to provide any additional details to questions answered throughout the application. Please understand that if you provide the Company with information on this page it will be considered part of your Individual Life Insurance Application.

Section

Question

Details

ICC09 153756

Page 6 of 8 - Incomplete without all pages.

Order #153756 05/29/2009

PART I - R. ING’S POLICY ON STRANGER-OWNED OR STRANGER-ORIGINATED LIFE INSURANCE (STOLI)

As established leaders in the financial services industry, the Company along with other ING Life Companies strongly opposes arrangements designed to obtain life insurance for the benefit of a third party that lacks an insurable interest in the insured. We believe this position supports the best interests of our policy owners, as these stranger-owned or stranger-originated life insurance transactions (“STOLI”) will lead to higher costs for consumers and undermine the concept of insurable interest, a core element of the life insurance business.

To help prevent STOLI and protect our policy owners, we require that all parties confirm they have read and will abide by the Company's policy on STOLI arrangements. The Company will seek to rescind or cancel the insurance coverage of any contract where material misrepresentation occurred regarding the facts presented to the Company for underwriting the application. Attempts to defraud the Company may result in additional legal action.

Company appointed producers are prohibited from selling any Company life insurance product and an applicant may not purchase a product in the following circumstances:

  If, at the time of sale, a plan exists to directly or indirectly sell, assign,

settle or otherwise transfer the policy (or the rights to its death benefits), or an ownership or beneficial interest in an entity that will own the policy, to a life settlement company or other third party;

• If, in connection with the sale, the policy owner and/or insured is offered any consideration or inducement, including, but not limited to, cash payments, "free" or "no cost" insurance;

• Using a sales concept, design, marketing plan, marketing material or other program (including, but not limited to, any nontraditional premium finance program, such as “non-recourse” lending) that has not been made available by the Company; or

• Where the producer and/or applicant knows, or has reason to know that the true source of funds (e.g., premium financing, third party funding) for premium payments of a policy have not been disclosed to the Company.

Company appointed producers are also prohibited from providing, or aiding and abetting the provision of, fraudulent or misleading answers to application or inspection questions, including, but not limited to, questions on the Agent Report section.

Participation in a Prohibited Practice May Result in Disciplinary Action to Producers.

Producers involved in any prohibited practice will be subject to contract and appointment termination, including termination for cause, which may include loss of all current and future commissions. The Company will also report cases of fraud and material misrepresentation to state fraud departments for investigation and potential regulatory action.

By my signature in Section S on this application, I affirmatively represent that I have read the Company's policy on STOLI arrangements set forth above, that I have not engaged in any prohibited conduct described above in connection with this application, and that I will abide by the policy on STOLI arrangements.

PART I - S. AUTHORIZATION AND ACKNOWLEDGEMENT

Verification. By signing this form, I acknowledge that I have read this application and I agree with the statements in this application and declare that all questions have been truthfully answered to the best of my knowledge and belief.The Company may seek to rescind the life insurance coverage if it determines that any question was not answered truthfully. This application consists of all pages of the Application, appendices, and supplemental questionnaires. It will be the basis for any life insurance coverage issued and no information will be considered to have been given by me to the Company or authorized by me unless it is stated herein. Unless otherwise stated in a Temporary Insurance Receipt, the Company will have no liability until all requirements are met, a policy is delivered to and accepted by me, and the first premium is received by the Company while the Proposed Insured is alive. If I have paid premium with this application, I have completed the Temporary Insurance Receipt, which is Appendix A of this application. The producer does not have the authority—unless permitted by law—to waive the answer to any question in the application, to accept risk or pass on insurability, to make or alter any contract, or to waive any of the Company's rights or requirements. No change in the amount, classification, age at issue, insurance plan, or benefits shown on this application will be effective unless both the Company and I agree in writing. I understand that by signing this application, I am applying for life insurance coverage issued by the Company.

Statements of Understanding. I understand that this authorization will be valid for 24 months from the date of signature on this application. I have the right to receive a copy of this authorization, and a photocopy will be as valid as the original. I give my permission to the Company and other insurance companies affiliated with the company to collect medical record information and consumer or investigative consumer reports about me for the purposes described in this application. I authorize any organization or medically related facility to release to the Company or its authorized representatives all requested information about me and any minor children who are to be insured. I give my permission to the Company to send any information obtained to MIB, Inc., reinsurers, the producer who solicited my application and his or her principals, employees or contractors who process transactions regarding insurance coverage for which I have applied.

I acknowledge receipt of the following disclosures and notices: Accelerated Benefit Rider and Critical Illness Disclosures, Notice Regarding Consumer Reports, Notice Regarding MIB, Inc., and Notice Regarding Collection of Information and Information Practices. I certify, under penalty of perjury, that my Social Security Number/tax identification number is shown and is correct and that I am not subject to back-up withholding.

ICC09 153756

Page 7 of 8 - Incomplete without all pages.

Order #153756 05/29/2009

PART I - S. AUTHORIZATION AND ACKNOWLEDGEMENT (Continued)
If an investigative consumer report is prepared, I request to be interviewed.				☐ Yes	☐ No

Daytime phone number: (	)	.
Contact me between the hours of		a.m./p.m. and	a.m./p.m.

By signing below I acknowledge and agree that any policy issued in relation to this application (the "Policy") shall be subject to the following Governing Law and Jurisdiction provisions:

Governing Law. The Policy shall be governed in all respects, including validity, interpretation and effect, without regard to principles of conflicts of law, by the laws of the state in which it is delivered, which shall be deemed to be the state in which this Application is executed as shown below.

Jurisdiction. Any dispute, claim, demand, controversy, action or proceeding, however characterized, relating to, arising under, in connection with, or incident to the Policy or sale of the Policy (“Action or Proceeding”) shall be filed and heard in the state or federal courts located in the state in which the Policy is delivered. The state and federal courts located in the state in which the Policy is delivered shall have jurisdiction over the parties to the Action or Proceeding.

All completed materials must be sent to the ING Customer Service Center at: 2000 21st Ave. NW, Minot, ND 58703

I understand and agree that any person who knowingly provides false, incomplete or misleading information to an insurance company for the purpose of defrauding or attempting to defraud the company commits a fraudulent insurance act, which is a crime, and may be subject to criminal and civil penalties and denial of insurance benefits. Penalties may include imprisonment and/or fines.

Proposed Owner Signed at (city/state)	Date
ÊProposed Owner Signature (if other than the Insured)	Date
ÊProposed Insured Signature	Date
(if other than the owner & age 15 or older)
ÊProposed Other Insured Signature	Date
Proposed Owner/Trustee Name (please print)
ÊParent or Guardian Signature
(if the Proposed Owner or the Proposed Primary Insured is a minor)
ÊWriting Agent/Registered Rep. Signature	Date
Writing Agent State Lic. Number	Writing Agent/Registered Rep. Number
Agent/Registered Rep. Name
Agent State Lic. Number	Agent/Registered Rep. Number
Agent/Registered Rep. Name
Agent State Lic. Number	Agent/Registered Rep. Number
ICC09 153756	Page 8 of 8 - Incomplete without all pages.	Order #153756 05/29/2009